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                                                                   Exhibit 10.10

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                           WYNDHAM HOTEL CORPORATION
                                 AS THE COMPANY


                         THE SUBSIDIARIES LISTED ON THE
                            SIGNATURE PAGES HERETO,
                                 AS GUARANTORS


                                      AND


                            BANK ONE, COLUMBUS, N.A.
                                   AS TRUSTEE





                      -----------------------------------

                                   INDENTURE

                            DATED AS OF MAY 24, 1996


                      -----------------------------------

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2006





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                               TABLE OF CONTENTS*

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         RECITALS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                       ARTICLE ONE

                                        DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1          Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2          Other Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 1.3          Incorporation by Reference of Trust Indenture Act   . . . . . . . . . . . . . . . . . .  26
         SECTION 1.4          Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                       ARTICLE TWO

                                                        THE NOTES

         SECTION 2.1          Form, Dating and Denomination   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.2          Additional Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.3          Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.4          Registrar and Paying Agent; Agents Generally  . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.5          Paying Agent to Hold Money in Trust   . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.6          Holders Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.7          Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.8          Replacement Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 2.9          Outstanding Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 2.10         Temporary Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 2.11         Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 2.12         CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 2.13         Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                      ARTICLE THREE

                                                        REDEMPTION

         SECTION 3.1          Right of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.2          Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 3.3          Selection of Notes to Be Redeemed   . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 3.4          Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

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     *Note:      The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

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         SECTION 3.5          Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 3.6          Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 3.7          Payment of Notes Called for Redemption  . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 3.8          Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                                       ARTICLE FOUR

                                                        COVENANTS

         SECTION 4.1          Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 4.2          Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 4.3          Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.4          Limitation on Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.5          Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                              Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.6          Limitation on the Issuance of Capital Stock of Restricted Subsidiaries  . . . . . . . .  46
         SECTION 4.7          Limitation on Issuances of Guarantees by Restricted Subsidiaries  . . . . . . . . . . .  47
         SECTION 4.8          Limitation on Transactions with Stockholders and Affiliates   . . . . . . . . . . . . .  47
         SECTION 4.9          Limitation on Asset Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 4.10         Limitation on Other Subordinated Indebtedness   . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.11         Limitation on Line of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.12         Repurchase of Notes upon a Change of Control  . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.13         Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 4.14         Payment of Taxes and Other Claims   . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 4.15         Maintenance of Properties and Insurance   . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 4.16         Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 4.17         Compliance Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 4.18         Commission Reports and Reports to Holders   . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 4.19         Waiver of Stay, Extension or Usury Laws   . . . . . . . . . . . . . . . . . . . . . . .  58


                                                       ARTICLE FIVE

                                                  SUCCESSOR CORPORATION

         SECTION 5.1          When Company May Merge, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 5.2          Successor Substituted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60





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                                                       ARTICLE SIX

                                                   DEFAULT AND REMEDIES

         SECTION 6.1          Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 6.2          Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 6.3          Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 6.4          Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 6.5          Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 6.6          Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 6.7          Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 6.8          Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 6.9          Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 6.10         Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.11         Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.12         Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.13         Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.14         Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67


                                                      ARTICLE SEVEN

                                                         TRUSTEE

         SECTION 7.1          General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 7.2          Certain Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 7.3          Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 7.4          Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 7.5          Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 7.6          Reports by Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 7.7          Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 7.8          Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 7.9          Successor Trustee by Merger, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 7.10         Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 7.11         Money Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 7.12         Withholding Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73


                                                      ARTICLE EIGHT

                                                  DISCHARGE OF INDENTURE

         SECTION 8.1          Termination of Company's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 8.2          Defeasance and Discharge of Indenture   . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 8.3          Defeasance of Certain Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 8.4          Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 8.5          Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 8.6          Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80





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                                                       ARTICLE NINE

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1          Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 9.2          With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 9.3          Revocation and Effect of Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 9.4          Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 9.5          Trustee to Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 9.6          Conformity with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                                       ARTICLE TEN

                                                      SUBORDINATION

         SECTION 10.1         Notes Subordinated to Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 10.2         No Payment on Notes in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . .  86
         SECTION 10.3         Notes Subordinated to Prior Payment of All Senior Indebtedness
                              on Dissolution, Liquidation or Reorganization of Company  . . . . . . . . . . . . . . .  88
         SECTION 10.4         Securityholders to be Subrogated to Rights of Holders of Senior Indebtedness  . . . . .  89
         SECTION 10.5         Obligations of the Company Unconditional  . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 10.6         Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice   . . . . . . .  90
         SECTION 10.7         Application by Trustee of Assets Deposited with It  . . . . . . . . . . . . . . . . . .  91
         SECTION 10.8         Subordination Rights Not Impaired by Acts or Omissions of the Company, any
                              Guarantor, the Trustee or Holders of Senior Indebtedness  . . . . . . . . . . . . . . .  91
         SECTION 10.9         Securityholders Authorize Trustee to Effectuate Subordination of Notes  . . . . . . . .  92
         SECTION 10.10        Right of Trustee to Hold Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 10.11        Article Ten Not to Prevent Events of Default  . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 10.12        No Fiduciary Duty of Trustee to Holders of Senior Indebtedness  . . . . . . . . . . . .  93
         SECTION 10.13        No Security for Notes or Subsidiary Guarantee   . . . . . . . . . . . . . . . . . . . .  93
         SECTION 10.14        No Action by Guarantors or Other Subsidiaries   . . . . . . . . . . . . . . . . . . . .  94
         SECTION 10.15        Indefeasible Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94





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                                                      ARTICLE ELEVEN

                                                  SUBSIDIARY GUARANTEES

         SECTION 11.1         Subsidiary Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 11.2         Subordination of Subsidiary Guarantee   . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 11.3         Limits of Subsidiary Guarantees.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 11.4         Release of a Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

                                                      ARTICLE TWELVE

                                                      MISCELLANEOUS

         SECTION 12.1         Trust Indenture Act of 1939   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 12.2         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         SECTION 12.3         Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . .  99
         SECTION 12.4         Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . . .  99
         SECTION 12.5         Rules by Trustee, Paying Agent or Registrar   . . . . . . . . . . . . . . . . . . . . .  99
         SECTION 12.6         Payment Date Other Than a Business Day  . . . . . . . . . . . . . . . . . . . . . . . . 100
         SECTION 12.7         Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         SECTION 12.8         No Adverse Interpretation of Other Agreements   . . . . . . . . . . . . . . . . . . . . 100
         SECTION 12.9         No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         SECTION 12.10        Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 12.11        Duplicate Originals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 12.12        Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 12.13        Table of Contents and Headings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

         SIGNATURES

         EXHIBIT A            Form of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1





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              INDENTURE, dated as of May 24, 1996, among Wyndham Hotel
Corporation, a Delaware corporation, as the Company, the Subsidiaries listed on the signature pages hereto, as Guarantors (each, a "Guarantor") and Bank One, Columbus, N.A., a national banking association, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

              WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $100,000,000 aggregate principal amount of the Company's 10 1/2% Senior Notes Due 2006 (the "Notes") issuable as provided in this Indenture (plus up to an additional $50,000,000 aggregate principal amount of Notes issuable as provided in Section 2.2); and

              WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

              NOW, THEREFORE: In consideration of the premises and the purchases of the Notes by the holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:



                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

              SECTION 1.1     Definitions.

              "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person merged with or into the Company or a Restricted Subsidiary or became a Restricted Subsidiary or (ii) assumed in connection with the acquisition by the Company or a Restricted Subsidiary of assets from such Person.

              "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions that both (x) are actually paid in cash to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) when taken together with all other dividends and distributions paid during such period in cash to the Company or any of its Restricted Subsidiaries by such Person, are not in excess of the Company's or any of its Restricted Subsidiaries' pro rata share of such other Person's aggregate net income earned during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.4 (and in such case, except to the extent includable pursuant to clause (i) above), the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not permitted by its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any net gains or losses (on an after-tax basis) attributable to Asset Sales; and (v) all net after-tax extraordinary gains and extraordinary losses.

              "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" means any Registrar, Paying Agent, transfer agent or Authenticating Agent or co-Registrar.

              "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; (ii) an acquisition by the Company or any of its Restricted Subsidiaries of property or assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business, or one or more hotel properties or other material properties to be used in a Hospitality-Related Business, of such Person or (iii) the entering into by the Company or any of its Restricted Subsidiaries of a contract to manage, lease, operate or franchise one or more hotel properties or other material properties to be used in a Hospitality-Related Business, but only in a transaction or series of related transactions involving three or more of such contracts.

              "Asset Disposition" means (i) the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (A) all or substantially all of the Capital Stock of any Restricted Subsidiary or (B) all or substantially all of the assets that constitute a division or line of business, or one or more hotel properties or other material properties used in a Hospitality-Related Business, of the Company or any of its Restricted Subsidiaries or (ii) the termination of a contract to manage, lease, operate or franchise one or more hotel properties or other material properties used in a Hospitality-Related Business to which the Company or any of its Restricted Subsidiaries was a party, but only in a transaction or series of related transactions involving three or more of such contracts.

              "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries of all or any of its property, business or assets (including, without limitation, the Capital Stock of any Restricted Subsidiary); provided that the following shall not be included within the meaning of "Asset Sale": (i) any conveyance, sale, lease, transfer or other disposition by a Restricted Subsidiary of the Company of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Restricted Subsidiary of the Company that is a Guarantor; (ii) any conveyance, sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of the Company in the ordinary course of business of assets acquired and held for resale in the ordinary course of business; (iii) any conveyance, sale, lease, transfer or other disposition by the Company and its Restricted Subsidiaries of assets pursuant to and in accordance with the provisions described under Section 5.1; (iv) any sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of damaged, worn out or other obsolete property in the ordinary course of business; (v) any abandonment by the Company or any Restricted Subsidiary of the Company of assets and properties that are no longer useful in its business and cannot be sold; or (vi) any transfer by the Company or any Restricted Subsidiary of the Company of any Capital Stock of any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company that is a Guarantor.

              "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(B) the amount of such principal payment by (ii) the sum of all such principal payments.

              "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

              "Board Resolution" means a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the city in which the Corporate Trust Office of the Trustee is located.

              "Capital Contribution Notes" means those three certain promissory notes, each payable to Wyndham Management Corporation, a Subsidiary of the Company, one executed as of December 22, 1995 by WHC-LG Hotel Partners L.P., a Texas limited partnership, in the original principal amount of $4,115,263, another executed as of October 2, 1995 by Pleasanton Hotel Partners, L.P., a Texas limited partnership, in the original principal amount of $1,350,000, and another executed as of May 26, 1995 by New Orleans Hotel I, L.P., a Texas limited partnership, in the original principal amount of $966,000.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and Preferred Stock.

              "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and

"Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

              "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company, on a consolidated basis, in one transaction or series of related transactions, to any Person or Persons other than the Company or one or more of its Restricted Subsidiaries; (ii) any "person" or "group" (as such terms are used for the purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 45% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors; or (iii) during any period of two consecutive years after the Closing Date, individuals who at the beginning of any such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

              "Closing Date" means the date and time at which the Notes are originally issued under this Indenture.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

              "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

              "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

              "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, its President, an Executive Vice President or a Vice President and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

              "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (vi) all other non-cash items reducing Adjusted Consolidated Net Income (including all non-cash compensation expenses) less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and (vii) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; provided, that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

              "Consolidated Fixed Charge Coverage Ratio" means, on any Transaction Date, the ratio of (i) the sum of (x) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") and (y) one-third of the rental expense of the Company and its Restricted Subsidiaries during such period attributable to operating leases with an initial term, including any renewals at the option of either party, in excess of one year to
(ii) the aggregate Consolidated Fixed Charges during such Reference Period. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the Reference Period and prior to the Transaction Date, (2) any Indebtedness Incurred during such Reference Period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day;
(B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Indebtedness, Redeemable Stock or obligations under leases that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B) above) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including those in connection with the Formation) (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (E) with respect to any such Reference Period commencing prior to the Closing Date, the issuance of the Notes and the consummation of the other transactions constituting the Formation and the Financing Plan shall be deemed to have taken place on the first day of such Reference Period; and (F) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Asset

Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions, respectively, that occurred on the first day of such Reference Period; provided that to the extent that clause (D) or (F) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or property or assets of the Person (if such property or assets consist of a division or line of business of such Person), that is acquired or disposed for which financial information is available.

              "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period,
(ii) the interest component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period, (iii) one-third of the rental expense of the Company and its Restricted Subsidiaries during such period attributable to operating leases with an initial term, including any renewals at the option of either party, in excess of one year, (iv) any amount paid as dividends on Preferred Stock of the Company during such period and (v) the product of (x) cash and non-cash dividends (except dividends payable solely in shares of Capital Stock that are not Redeemable Stock) paid, declared, accrued or accumulated on any Redeemable Stock of the Company or a Restricted Subsidiary that is held by a Person other than the Company or a Restricted Subsidiary and (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate of the Company and its Restricted Securities.

              "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest in respect of Indebtedness of the Company and its Restricted Subsidiaries (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Agreements; and interest on Indebtedness that is Guaranteed by the Company or any of its Restricted Subsidiaries); excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof).

              "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries, less, if included in such stockholders' equity, any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness prior to the Stated Maturity of the Notes.

              "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at First Chicago Trust Company, c/o Bank One, Columbus, N.A., 14 Wall Street, 8th Floor, Suite 4607, New York, New York 10002. Attention: Corporate Trust Administration.

              "Credit Agreement" means the Revolving Credit Facility (or, if the Revolving Credit Facility is not entered into with Bankers Trust Company, or with Bankers Trust Company and one or more other banks and other lenders, a similar senior credit or loan facility entered into by the Company, one or more of its subsidiaries and one or more lenders), as such may be amended, supplemented, extended, renewed, replaced or modified from time to time, including, without limitation, by adding parties thereto or increasing the commitment thereunder. Without limiting the foregoing, any replacement of the Revolving Credit Facility (or a replacement facility) need not consist solely of a revolving credit facility, need not be entered into (or effective) contemporaneously with the termination of the Revolving Credit Facility (or such replacement) and need not involve the same lenders as the Revolving Credit Facility (or such replacement). There can only be one such credit agreement designated to be the "Credit Agreement" at any one time, although there may be more than one facility thereunder.

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

              "DAB Notes" means those certain Notes dated March 20, 1996 representing the outstanding principal and accrued interest severally owing by James D. Carreker, Leslie V.

Bentley, Eric A. Danziger, Anne L. Raymond, Stanley M. Koonce, Jr. and Wyndham Employees Ltd. to Wyndham Finance Limited Partnership.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default as defined in Section 6.1.

              "Depositary" means The Depositary Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

              "Designated Senior Indebtedness" means Senior Indebtedness of the Company in respect of the Revolving Credit Facility or, after all Senior Indebtedness of the Company in respect of the Revolving Credit Facility has been paid in full and the Revolving Credit Facility shall have been terminated, Indebtedness that otherwise would constitute Senior Indebtedness in respect of any refinancing or replacement thereof or, if there is no such refinancing or replacement thereof, or after all Indebtedness of the Company in respect of any such refinancing or replacement has been paid in full, "Designated Senior Indebtedness" shall mean any class of Senior Indebtedness the aggregate principal amount outstanding of which exceeds $10 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents not less than 75% of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

              "Excluded Person" means each of (i) Mr. or Mrs. Trammell Crow, any lineal descendant of Mr. or Mrs. Trammell Crow, any trust of which not less than 75% of the beneficial interests are held by Mr. or Mrs. Trammell Crow or such lineal descendants or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Mr. or Mrs. Trammell Crow or such lineal descendants, (ii) Wynopt Investment Partnership Level II, a Delaware limited partnership ("Wynopt II"), Wynopt Investment Partnership, a Delaware limited partnership ("Wynopt"), or an Affiliate of Wynopt II or Wynopt (x) of which not less than 75% of the outstanding equity interests are owned directly or indirectly by the direct or indirect owners of the outstanding equity interests of Wynopt II and Wynopt as of the Closing Date and (y) the business and affairs of which are controlled by Donald J. McNamara, Robert A. Whitman and Daniel A. Decker or any one or more of them and (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

              "Existing Real Estate" means any real estate owned, leased or optioned by the Company or any of its Subsidiaries on the Closing Date, or any real estate on which the Company or any of its Subsidiaries holds a mortgage on the Closing Date.

              "Financing Plan" means the transactions referred to as the "Financing Plan" in the Prospectus.

              "Formation" means the transactions contemplated by the Formation Agreement dated as of March 10, 1996, among the Company and the parties identified on the signature pages thereof, the Transfer Agreement dated as of March 14, 1996, among the Company, The Bank of Nova Scotia, The Bank of Nova Scotia Jamaica Limited and Caribbean Hotel Management Company, and the Exchange Agreement dated as of March 10, 1996, among the Company, Wyndham Hotel Company Ltd., Wynopt Investment Partnership Level II, L.P., Wynopt Investment Partnership, L.P., and The Hampstead Group L.L.C. and joined in by Bedrock Hotel Partners, L.L.C.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

              "GHALP Lease" means collectively, those eleven certain Lease Agreements, each dated as of May 2 or May 3, 1996, between HPTWN Corporation, a Delaware corporation, as landlord, and Garden Hotel Associates Two LP, a Texas limited partnership, as tenant.

              "Global Note" means a Note in global registered form evidencing all or a part of the Notes and issued to the Depositary in accordance with
Section 2.1.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. Notwithstanding the foregoing, the term "Guarantee" shall not include any customary contractual indemnity obligation entered into by a Person in the ordinary course of business consistent with past practice, which obligation (i) is in the nature of a "completion guarantee", "shortfall guarantee", "performance guarantee" or similar obligation entered into in connection with the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated terms (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions described under Section 4.8) or (ii) relates to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets or matters of similar import or customary undertakings with respect to environmental matters or construction defects.

              "Guarantor" means (i) each party named as such in the first paragraph of this Indenture until a successor replaces it and thereafter means the successor and (ii) each Person that becomes obligated with respect to a Subsidiary Guarantee subsequent to the date hereof by means of an indenture supplemental hereto.

              "Guarantor Designated Senior Indebtedness" means Guarantor Senior Indebtedness (including any Guarantee) of any Guarantor in respect of the Revolving Credit Facility or, after all Guarantor Senior Indebtedness of the Guarantor in respect of the Revolving Credit Facility has been paid in full and the Revolving Credit Facility shall have been terminated, Indebtedness of such Guarantor that otherwise would constitute Guarantor Senior Indebtedness in respect of any refinancing or replacement thereof or, if there is no such refinancing or replacement thereof, or after all Indebtedness of the Guarantor in respect of any such refinancing or replacement has been paid in full, "Guarantor Designated Senior Indebtedness" shall mean any class of Guarantor Senior Indebtedness the aggregate principal amount outstanding of which exceeds $10 million and which is specifically designated in the instrument evidencing such Guarantor Senior Indebtedness or the agreement under which such Guarantor Senior Indebtedness arises as "Guarantor Designated Senior Indebtedness".

              "Guarantor Senior Indebtedness" means (i) Indebtedness of any Guarantor (other than, as to each Subsidiary Guarantee, the other Subsidiary Guarantees), except (A) Redeemable Stock of such Guarantor, (B) any obligation of such Guarantor to the Company or any Subsidiary of the Company, (C) any Indebtedness of such Guarantor that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is pari passu with or expressly subordinate in right of payment to the Subsidiary Guarantee of such Guarantor and (D) any Indebtedness of such Guarantor incurred in violation of the covenant described under Section 4.10 and (ii) obligations of GHALP Corporation under the GHALP Lease.

              "Holder" means the holder of a Note.

              "Hospitality-Related Business" means the hotel, resort, extended stay lodging, senior living, travel, travel agency, other hospitality, vacation or travel-related business or any casino, recreational or athletic-related business and other businesses necessary for, incident to, in support of, in connection with or arising out of such business, including, without limitation,
(i) developing , managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, sports or other entertainment facilities or club, convention or meeting facilities, and marketing services related thereto, (ii) acquiring, developing, managing or improving the Existing Real Estate, any real estate taken in foreclosure (or similar settlement) by the Company or any of its Subsidiaries, or any real estate ancillary or connected to any hotel, resort, extended stay lodging, senior living, travel, travel agency, other hospitality, vacation or travel-related business or any casino, recreational or athletic-related business constructed, leased, owned, managed or operated (or proposed to be constructed, leased, owned, managed or operated) by the Company or any of its Restricted Subsidiaries at any time and (iii) other activities related thereto.

              "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) the Indebtedness of a Person existing at the time such Person became a Subsidiary or a Restricted Subsidiary, as the case may be, shall be deemed to have been Incurred by such Subsidiary or Restricted Subsidiary, as the case may be, and (ii) that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

              "Indebtedness" means, with respect to any Person at any date of determination (without duplication), whether or not Incurred at the date of this Indenture (i) all indebtedness of such Person for borrowed money (including all Obligations in respect thereof, but excluding indebtedness resulting from the inadvertent honoring by a financial institution, against insufficient funds, of a check, draft or similar instrument (provided that such indebtedness is extinguished within four business days)), (ii) all Obligations of such Person evidenced by or in respect of bonds, debentures, notes or other similar instruments, (iii) all Obligations of such Person in respect of bankers' acceptance, letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness), (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Agreements,
(ix) the liquidation preference and any mandatory redemption payment obligations (without duplication) of any Restricted Subsidiary of such Person in respect of Preferred Stock issued by such

Restricted Subsidiary and (x) the maximum fixed redemption or repurchase price of any Redeemable Stock issued by such Person. In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing clauses (i),
(ii) or (iv) that would not appear as a liability on the balance sheet of such Person if (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary of such Person (a "Joint Venture"),
(2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner") and (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount. Without limiting the foregoing, there shall not be considered to be recourse, by contract or operation of law, with respect to the payment of any Indebtedness to property or assets of such Person or a Restricted Subsidiary solely by reason of the existence of any customary contractual indemnity obligation entered into by such Person or a Restricted Subsidiary in the ordinary course of business consistent with past practice and in connection with the Incurrence of such Indebtedness, which obligation (i) is in the nature of a "completion guarantee," "shortfall guarantee," "performance guarantee" or similar obligation entered into in connection with the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions described under Section 4.8) or (ii) relates to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets or matters of similar import or customary undertakings with respect to environmental matters or construction defects.
The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

              "Independent Directors" means any director of the Company who is not employed by the Company or employed by, a director of or otherwise affiliated with any Related Party.

              "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

              "Interest Payment Date" has the meaning set forth in Exhibit A.

              "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

              "Investment" means any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.4, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

              "Investment Company Act of 1940" means the Investment Company Act of 1940, as amended.

              "Junior Indebtedness" means Indebtedness of any Person that (i) requires no payment of Principal prior to or on the date on which all Principal of, premium, if any, and interest on the Notes is paid in full and (ii) is subordinate and junior in right of payment to the Notes in all respects.

              "Junior Securities" of any Person means securities (including shares of Capital Stock that is not Redeemable Junior Stock) issued by such Person to a Holder on account of the Notes pursuant to an order or decree of a court of competent jurisdiction in a Reorganization, which securities (i) have a maturity, mandatory redemption obligation or put right, if any, longer than, or occurring after the scheduled maturity date of, all Senior Indebtedness outstanding on the date of issuance of such Junior Securities (and to any securities issued in exchange for any Senior Indebtedness), (ii) are unsecured and (iii) by their terms or by law are subordinated to the Senior Indebtedness of such Person outstanding on the date of issuance of such Junior Securities (and to any securities in exchange of any such Senior Indebtedness) at least to the same extent as the Notes are subordinated to the payment of the Senior Indebtedness pursuant to this Indenture.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of or any agreement to give any security interest).

              "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, Qualified Appraisers, accountants and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable, and specifically including, without limitation, taxes attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to prepay or repay

Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(v) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) in respect of such Person's ownership interest in the property or assets that are the subject of such Asset Sale.

              "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Significant Subsidiaries (A) provides credit support (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (B) is directly or indirectly liable (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) or (C) is the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary of the Company that is not a Significant Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness arising under the Credit Agreement) of the Company or any of its Significant Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. Without limiting the foregoing, no Indebtedness shall be considered Recourse Indebtedness solely by reason of the existence of any customary contractual indemnity obligation entered into by the Company or a Restricted Subsidiary in the ordinary course of business consistent with past practice and in connection with the Incurrence of such Indebtedness, which obligation (i) is in the nature of a "completion guarantee," "shortfall guarantee," "performance guarantee" or similar obligation entered into in connection with the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions described under Section 4.8) or

(ii) relates to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets or matters of similar import or customary undertakings with respect to environmental matters or construction defects.

              "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

              "Obligations" means all obligations (whether in existence on the date of this Indenture or arising thereafter) for, or guaranteeing the payment of, Principal, premium, interest (including, without limitation, all interest accrued or accruing after the commencement of any Reorganization of any Person obligated with respect thereto in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such case or proceeding), penalties, fees, indemnifications, reimbursements and other amounts in respect of any Indebtedness, and any amendment, extension or refunding of any of the foregoing, without duplication.

              "Officer" means, with respect to the Company, the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

              "Officers' Certificate" means a certificate signed in the name of the Company (i) by the Chairman of the Board, the President or the Chief Executive Officer, or an Executive Vice President or a Vice President and (ii) by the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, complying with Sections 12.3 (as
applicable) and 12.4 and delivered to the Trustee.   Each such Certificate
shall comply with Section 314 of the Trust Indenture Act.

              "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee and complying with Sections 12.3 (as applicable) and 12.4. Each such Opinion of Counsel shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Sections 12.3 (as applicable) and 12.4, if and to the extent required thereby.

              "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

              "Principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

              "Prospectus" means the Company's Prospectus, dated May 20, 1996, relating to the Notes, which Prospectus forms a part of the Company's registration statement on Form S-1, File No. 333-2458.

              "Qualified Appraiser" means an appraiser that is a member of the American Institute of Real Estate Appraisers (or any successor organization) and is not an Affiliate of the Company or a holder of 5% or more of any class of Capital Stock of the Company.

              "Recourse Indebtedness" means Indebtedness that is not Non-Recourse Indebtedness.

              "Redeemable Junior Stock" of any Person means any class or series of Capital Stock of any Person issued to a Holder on account of the Notes pursuant to an order or decree of a court of competent jurisdiction in a Reorganization, which securities are (i) required to be redeemed prior to the scheduled final maturity date of all Senior Indebtedness outstanding on the date of issuance of such Redeemable Junior Stock (and of any securities issued in exchange for any Senior Indebtedness), (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to such scheduled final maturity date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity as to any principal amount prior to such scheduled final maturity date; provided that Capital Stock shall not be deemed to be Redeemable Junior Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Junior Stock.

              "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is

(i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 4.9 and Section 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions of Section 4.9 and Section 4.12. Notwithstanding the foregoing, Capital Stock shall not be deemed to be Redeemable Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Stock.

              "Redemption Date", when used with respect to any Notes to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

              "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

              "Regular Record Date" has the meaning set forth in Exhibit A.

              "Related Party" means any Affiliate of the Company or any holder (or any Affiliate of such a holder) of 5% or more of any class of Capital Stock of the Company.

              "Representative" means the indenture trustee or other trustee, agent under the Credit Agreement or any agent, trustee or representative, in each case in respect of any Senior Indebtedness; provided that if, and so long as, any Senior Indebtedness lacks such a representative, then the holders of a majority in outstanding principal amount of such Senior Indebtedness shall constitute the Representative in respect of such Senior Indebtedness.

              "Reorganization" means, with respect to any Person, any reorganization, bankruptcy, insolvency, receivership or other similar statutory or common law proceedings or arrangements, including without limitation any proceeding under Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors, involving such Person or the readjustment of such Person's liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of such Person.

              "Responsible Officer" means, when used with respect to the Trustee, any senior trust officer, any vice president, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "Restricted Investment" means any Investment in any Person other than (i) an Investment in a Restricted Subsidiary that is a Guarantor or in any Person that, as a result of such Investment, becomes a Restricted Subsidiary that is a Guarantor, (ii) cash, (iii) U.S. Government Obligations, (iv) time deposits and certificates of deposit or Eurodollar deposits due within one year of any commercial bank whose outstanding senior long-term debt securities are rated either A- or higher by Standard & Poor's Incorporated or A3 or higher by Moody's Investors Service, Inc., (v) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause
(iii) of this paragraph with any bank meeting the qualifications specified in clause (iv) of this paragraph, (vi) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Incorporated or at least P-1 or the equivalent thereof by Moody's Investor Service, Inc., maturing within one year after the date of acquisition, (vii) an Investment in a money market mutual fund substantially all of the assets of which are comprised of securities of the types described in clauses (iii) through (vi) of this paragraph, (viii) loans or advances made to employees in the ordinary course of business that do not in the aggregate exceed $3 million at any time outstanding, (ix) other Investments that do not in the aggregate exceed $10 million at any time outstanding or (x) an Investment made in connection with the Formation.

              "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

              "Revolving Credit Facility" means any credit or loan facility established with Bankers Trust Company, or with Bankers Trust Company and one or more other banks and other lenders, whether or not such facility is entered into before, contemporaneously with or after the Closing Date and whether or not such facility conforms to the description thereof in the Prospectus, as such may be amended, supplemented, extended, renewed or modified from time to time including, without limitation, by adding parties thereto or increasing the commitment thereunder.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means (i) Indebtedness of the Company and all Obligations in respect thereof (other than, as to each Note, the other Notes), whether or not Incurred in violation of this Indenture (except as provided in clause (E) below), except (A) Redeemable Stock of the Company, (B) any obligation of the Company to any Subsidiary of the Company, (C) any Indebtedness of the Company that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is pari passu with or expressly subordinate in right of payment to the Notes and (D) any Indebtedness of the Company Incurred in violation of the provisions of Section 4.10 and (ii) Indebtedness evidenced by or in respect of debt securities issued by any person to a holder of any Indebtedness referred to in clause (i) on account of such Indebtedness pursuant to an order or decree of a court of competent jurisdiction.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

              "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of Principal of such debt security is due and payable and (ii) with respect to any scheduled installment of Principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

              "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

              "Subsidiary Guarantee" means the Obligations of a Guarantor pursuant to Article Eleven hereof.

              "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

              "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa- 77bbb), as it may be amended from time to time.

              "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

              "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

              "U.S. Government Obligations" means securities issued or directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (i) such designation would be permitted under Section 4.4, (ii) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (A) is Guaranteed by the Company or any Restricted Subsidiary, (B) is Recourse Indebtedness or (C) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iii) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any

Restricted Subsidiary due and payable prior to its maturity. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

              "Vinings Indebtedness" means the industrial revenue bond Indebtedness, not to exceed $9.8 million in principal amount, to be assumed by a Subsidiary of the Company in connection with the acquisition of the Vinings Wyndham Garden Hotel, as defined in the Prospectus.

              "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

              "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

              SECTION 1.2 Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

                       Term                            Section
                       ----                            -------
              Acceleration Notice                        6.2
              Appraisable Assets                         4.8
              Additional Notes                           2.2
              Authenticating Agent                       2.3
              Change of Control Offer                    4.12
              Change of Control Payment                  4.12
              Change of Control Payment Date             4.12(ii)
              Event of Default                           6.1
              Excess Proceeds                            4.9
              Excess Proceeds Offer                      4.9
              Excess Proceeds Payment                    4.9
              Excess Proceeds Payment Date               4.9(ii)
              Guaranteed Indebtedness                    4.7
              Payment Blockage Period                   10.2(b)

              Permitted Indebtedness                     4.3
              Permitted Refinancing Indebtedness         4.3(iii)
              Related Party Transaction                  4.8
              Restricted Payments                        4.4
              Security Register                          2.4
              Vinings Bond Documents                     6.1(iv)

              SECTION 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

              "indenture securities" means the Notes;

              "indenture security holder" means a Holder;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee; and

              "obligor" on the indenture securities means the Company, the Guarantor, or any other obligor on the Notes.

              All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

              SECTION 1.4 Rules of Construction. Unless the context otherwise requires:

              (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (ii) defined terms in the singular include the plural, and defined terms in the plural include the singular;

              (iii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

              (iv) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

              (v) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.


                                  ARTICLE TWO

                                   THE NOTES

              SECTION 2.1 Form, Dating and Denomination. The Notes (except as otherwise provided in this paragraph) and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. Subject to Sections 2.2 and 2.8 hereof, the Notes shall be in an aggregate principal amount of $100,000,000. The Notes may have imprinted or otherwise reproduced thereon such notations, legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Notes as evidenced by their execution of the Notes. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 of principal amount and integral multiples thereof.

              The Notes are to be issued in the form of one or more Global Notes. The Company shall execute and the Trustee shall authenticate and deliver one or more Global Notes that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes, (ii) shall be registered in the name of the Depositary or the nominee of such Depositary, (iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

              SECTION 2.2 Additional Notes. The Company may issue additional Notes under this Indenture in an aggregate principal amount not to exceed $50,000,000 (the "Additional Notes"); provided that after giving effect to any issuance of the Additional Notes and the application of the proceeds therefrom, the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness). If issued, the Holders of any Additional Notes will be entitled to all the benefits of this Indenture granted to the Holders of Notes and to the benefit of any Subsidiary Guarantees. Additional Notes, if any, will be treated for all purposes as Notes under this Indenture.

              SECTION 2.3 Execution and Authentication. Two Officers shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Notes. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

              The Trustee, at the expense of the Company, may appoint an authenticating agent (the "Authenticating Agent") to authenticate Notes. The Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

              A Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee shall, upon a Company Order, authenticate Notes for original issue up to an aggregate principal amount stated in Section 2.1 hereof, except as provided in Section 2.2. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth herein, except as provided in Sections 2.2 and 2.8.

              SECTION 2.4 Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Notes may be presented for registration, registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"), which shall be in the Borough of Manhattan, The City of New York. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company shall cause the Registrar to keep a register of the Registered Notes and of their registration, transfer and exchange (the "Security Register"). At the option of the Company, payment of interest may be made by check mailed to the address of the Holders at such address as appears in the Security Register.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an Affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article Eight.

              The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten (10) days prior to each interest payment date and at such other time as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

              SECTION 2.5 Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date of any Principal or interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Notes or the Trustee all money held by the Paying Agent for the payment of Principal of, premium, if any, or interest on such Notes and shall promptly notify the Trustee of any default by the Company or Guarantor, if any, in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Notes, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section 2.5.

              SECTION 2.6 Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with the Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may require in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with the Trust Indenture Act Section 312(a).

              SECTION 2.7 Transfer and Exchange. When Notes are presented to the Registrar with a request to register, transfer or exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Register shall register the transfer or make the exchange as requested if its reasonable requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

              Neither the Registrar nor the Company shall be required (i) to issue, authenticate, register the transfer of or exchange Notes for a period of 15 days before a selection of such Notes to be redeemed pursuant to Article Three, or the mailing of a notice of a Change of Control Offer or (ii) to register the transfer of or exchange any Note selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

              Notwithstanding any other provision of this Section 2.7, unless and until it is exchanged in whole or in part for

Notes in definitive registered form, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law. If a successor Depositary eligible under applicable law is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Notes, will authenticate and deliver certificated Notes, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Notes, in exchange for such Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have any of the Notes represented by one or more Global Notes and, in such event, will issue Notes in definitive form in exchange for all of the Global Note or Global Notes representing such Notes. Any Notes issued in definitive form in exchange for a Global Note will be registered in such name or names as the Depositary shall instruct the Trustee.

              Any time the Notes are not in the form of Global Notes pursuant to the preceding paragraph, the Company agrees to supply the Trustee with a reasonable supply of certificated Notes without the legend required by Section
2.1 and the Trustee agrees to hold such Notes in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

              The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

              All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

              SECTION 2.8      Replacement Notes.  If a defaced or mutilated
Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall, subject to the further provisions of this Section 2.8, issue and the Trustee shall authenticate a replacement Note of such tenor and principal amount bearing a number not contemporaneously outstanding. The Company may charge such Holder for any tax or other governmental charge that may be imposed as a result of or in connection with replacing a Note and for its expenses and the expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a Note. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. If required by the Trustee or the Company, (i) an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced or paid as provided in this Section 2.8 and (ii) in the case of a lost, destroyed or wrongfully taken Note, evidence must be furnished to the satisfaction of both the Trustee and the Company of the loss, destruction or wrongful taking of such Note. Notwithstanding the foregoing, the Company and the Trustee shall have no obligation to replace or pay a Note pursuant to this Section 2.8 if either the Company or the Trustee has notice that such Note has been acquired by a bona fide purchaser.

              Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

              To the extent permitted by law, the foregoing provisions of this
Section 2.8 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

              SECTION 2.9 Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding.

              If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a holder in due course.

              If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Notes money sufficient to pay Notes payable or to be redeemed or repurchased on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

              A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Notes so owned which are pledged by the Company, or by any Affiliate of the Company, as security for loans or other obligations, otherwise than to another such Affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its, his or her discretion the right to vote such securities, uncontrolled by the Company or by any such Affiliate.

              SECTION 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of such temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes and authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

              SECTION 2.11 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy all Notes surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of destruction to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

              SECTION 2.12 CUSIP Number. The Company in issuing the Notes may use a "CUSIP" number, and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such number either as printed on the Notes or as contained in any notice of redemption or exchange.

              SECTION 2.13 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.


                                 ARTICLE THREE

                                   REDEMPTION

              SECTION 3.1      Right of Redemption.   (a)  The Notes may be
redeemed, at the Company's option, in whole or in part, at any time on or after May 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing May 15 of the years set forth below:

              Year                                   Redemption Price
              ----                                   ----------------
              2001                                       105.250%
              2002                                       103.500%
              2003                                       101.750%
              2004 and thereafter                        100.000%

              SECTION 3.2 Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.1, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

              The Company shall give each notice provided for in this Section
3.2 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

              SECTION 3.3 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.


              The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes to be redeemed and, if any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

              SECTION 3.4 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

              The notice shall identify the Notes to be redeemed and shall state:

              (i)     the Redemption Date;

              (ii) the Redemption Price and the amount of accrued and unpaid interest to be paid upon such redemption;

              (iii)   the name, address and telephone number of the Paying
       Agent;

              (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

              (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

              (vi) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

              (v) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

              (vi)    that, if any Note contains a CUSIP number as provided in
       Section 2.12, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

              (vii)   that the notice is being sent pursuant to this Section
3.4.

              At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

              SECTION 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

              Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

              SECTION 3.6 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.5) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on the date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

              SECTION 3.7 Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the Principal until paid shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such

Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

              SECTION 3.8 Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                  ARTICLE FOUR

                                   COVENANTS

              SECTION 4.1 Payment of Notes. The Company shall pay the Principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of Principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of Principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.5. As provided in Section 6.9, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

              The Company shall pay interest on overdue Principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

              SECTION 4.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.4.

              SECTION 4.3 Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Permitted Indebtedness, Indebtedness evidenced by the Notes and the Subsidiary Guarantees and Indebtedness existing on the Closing
Date) unless, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 1.75:1 with respect to any Incurrence prior to May 31, 1997, or 2.00:1 with respect to any Incurrence on or after May 31, 1997.

              Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following (each, "Permitted Indebtedness"):

              (i) Indebtedness of the Company or any of its Restricted Subsidiaries outstanding at any time in an aggregate principal amount not to exceed an amount equal to $150 million under the Credit Agreement, less any amount by which Senior Indebtedness created under the Credit Agreement is permanently reduced and, in the event the Credit Agreement is a revolving credit facility, but without duplication, the commitments and availability under the Credit Facility are permanently reduced as provided under Section 4.9 and Guarantees of such Indebtedness by any of the Company's Subsidiaries;

              (ii) Indebtedness to the Company or any of its Restricted Subsidiaries as long as such Indebtedness continues to be owed to the Company or any of its Restricted Subsidiaries;

             (iii) Indebtedness ("Permitted Refinancing Indebtedness") issued in exchange for, or the net proceeds of which are used to refinance (whether by amendment, renewal, extension or otherwise) or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (v), (vii) or (x) of this paragraph, and any successive refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced pursuant to this clause (iii) by means of any Indebtedness of any Restricted Subsidiary;

              (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business consistent with past practice, (B) under Currency Agreements and Interest Rate Protection Agreements (provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

              (v) Indebtedness under letters of credit and bankers' acceptances issued in the ordinary course of business;

              (vi) Acquired Indebtedness; provided that, with respect to this clause (vi), after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness);

              (vii) Indebtedness, in an amount not to exceed $3 million at any one time outstanding, Incurred by the Company in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued;

              (viii) Indebtedness consisting of a Guarantee permitted by the provisions described under Section 4.7 by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary or a Guarantee by the Company of Indebtedness of a Restricted Subsidiary;

              (ix)    the Vinings Indebtedness; and

              (x) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $25 million.

              (b) For purposes of determining compliance with Section 4.3(a), (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

              SECTION 4.4 Limitation on Restricted Payments. So long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, after the Closing Date:

              (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) of the same class or in options, warrants, or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries that are Guarantors;

              (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries that are Guarantors;

              (iii) make any voluntary or optional Principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value (other than for value payable solely in Junior Indebtedness or in shares of Capital Stock that is not Redeemable Stock), of Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes; or

              (iv)    make any Investment that is a Restricted Investment

(such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed

Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income created by transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1996 and ending on the last day of the Company's last fiscal quarter ended before the Transaction Date plus (2) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Company from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture for cash or other property upon the conversion of any Indebtedness of the Company subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments in Persons that are not Restricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Persons that are not Restricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Person that is not a Restricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Person, plus (4) $15 million.

              The foregoing provision shall not take into account, and shall not be violated by reason of:

              (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

              (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Indebtedness including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Permitted Refinancing Indebtedness;

              (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company;

              (iv) the redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Indebtedness of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

              (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or plan under which such shares of stock or related options or other rights were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Closing Date does not exceed an aggregate amount of $1 million in any one fiscal year, with amounts unused in a given fiscal year being available for use in subsequent fiscal years;

              (vi) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of property or assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

              (vii) Investments made in connection with (and, in the case of any Investment in excess of $5 million, determined in good faith by the Board of Directors to be reasonably necessary to consummate) the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions described under Section 4.8); and

              (viii) the transactions constituting the Formation and the Financing Plan; provided that, except in the case of clauses (i) and
       (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                 Notwithstanding the foregoing, in the event of an issuance of Capital Stock of the Company and (l) the repurchase, redemption or other acquisition of Capital Stock out of the proceeds of such issuance or (2) the acquisition of Notes or Indebtedness that is subordinated in right of payment to the Notes out of the proceeds of such issuance, then, in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.4 have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (C) only to the extent such proceeds are not applied as described in clause (1) or (2) of this paragraph.

                 SECTION 4.5 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. So long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                 The foregoing provisions shall not restrict any encumbrances or restrictions:

                 (i) contained in the Credit Agreement or created pursuant thereto or existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (ii)   existing under or by reason of applicable law;

                 (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions (A) are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and (B) were not put in place in anticipation of such acquisition, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (iv) in the case of clause (iv) of the first paragraph of this Section 4.5, arising or agreed to in the ordinary course of business
       (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) not relating to any Indebtedness and, in each of cases (A), (B) or (C), that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

                 (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                 (vi) in the nature of customary capital expenditure, furniture, fixture and equipment or similar reserves contained in contracts of Restricted Subsidiaries for the management, lease, operation or franchise of hotel properties (or other property or asset used or to be used in a Hospitality-Related Business).

Nothing contained in this Section 4.5 shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company of any of its Restricted Subsidiaries.

                 SECTION 4.6 Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

                 SECTION 4.7 Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Guarantee is not otherwise in violation of the terms of this Indenture, (ii) except in the event such Guarantee relates to Indebtedness under the Credit Agreement, such Restricted Subsidiary is a Guarantor, (iii) except in the event such Guarantee relates to Indebtedness under the Credit Agreement, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under such Guarantee; and (iv) (A) if the Guaranteed Indebtedness is pari passu with the Notes in right of payment, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee of such Restricted Subsidiary in right of payment, or (B) if the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee of such Restricted Subsidiary at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes; provided that this Section 4.7 shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                 SECTION 4.8 Limitation on Transactions with Stockholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, or the making of any Investment) with any Related Party (each a "Related Party Transaction"), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                 Without limiting the foregoing, (a) any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $1 million (or, in the case of a Related Party Transaction or series of related Related Party Transactions that relate predominantly to the provision of services, which relate to services with an aggregate value in excess of $1 million in any fiscal year) must first be approved by a majority of the directors of the Company who are disinterested in the subject matter of the transaction, if any, pursuant to a Board Resolution, (b) with respect to any Related Party Transaction or series of related Related Party Transactions (other than a Related Party Transaction or series of related Related Party Transactions that relate predominantly to the provision of services) with an aggregate value in excess of $10 million but not more than $25 million, the Company must first obtain either (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Restricted Subsidiary, as the case may be or (ii) in the event such Related Party Transaction relates solely to real estate or other property or assets to be used in a Hospitality-Related Business (other than stock or other securities) ("Appraisable Assets") or an entity that holds no material assets other than Appraisable Assets and engages in no material business other than the holding of Appraisable Assets, a certificate of a Qualified Appraiser as to the fair value of such Appraisable Assets and (c) with respect to any Related Party Transaction or series of related Related Party Transactions (other than a Related Party Transaction or series of related Related Party Transactions that relate predominantly to the provision of services) with an aggregate value in excess of $25 million, the Company must first obtain a favorable written opinion of an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Restricted Subsidiary, as the case may be. In the case of any Related Party Transaction among the Company or any of its Restricted Subsidiaries, a Related Party and one or more other Persons, only the value of such Related Party Transaction attributable to the Company shall be considered in calculating the aggregate value of such Related Party Transaction pursuant to the immediately preceding sentence.

                 The foregoing limitation does not limit, and shall not apply to:

                 (i) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

                 (ii)    any Restricted Payments not prohibited by Section 4.4;

                 (iii) any loans or advances by the Company to employees of the Company or a Restricted Subsidiary in the ordinary course of business and in furtherance of the Company's business, in an aggregate amount not to exceed $2 million at any one time outstanding;

                 (iv) any extension of a DAB Note or a Capital Contribution Note on terms substantially identical to its then existing terms or, with the approval of a majority of the directors of the Company who are disinterested in the subject matter of the transaction, if any, as evidenced by a Board Resolution, any extension, renewal, amendment or modification of a DAB Note or a Capital Contribution Note on terms not substantially less favorable to the Company then its then existing terms;

                 (v) Related Party Transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries;

                 (vi) any grant of stock options or other rights to employees or directors of the Company or any of its Subsidiaries pursuant to benefit plans or agreements adopted or authorized by the Company's Independent Directors;

                 (vii) payments by the Company or a Restricted Subsidiary to employees of the Company or any of its Subsidiaries (A) of salary, bonus and other ordinary compensation in the ordinary course of business and
       (B) pursuant to employment agreements entered into in compliance with the foregoing two paragraphs of this Section 4.8;

                 (viii) the transactions constituting the Formation and the Financing Plan; and

                  (ix) any transaction or series of transactions pursuant to agreements entered into on or before the date of this Indenture and disclosed in the Prospectus.


                 SECTION 4.9 Limitation on Asset Sales. The Company shall not effect or permit any Asset Sale unless (i) such Asset Sale is effected at fair market value (as determined, either at the time of such Asset Sales or at the time of execution of the agreement providing therefor, in good faith by the Board of Directors), (ii) in the case of any Asset Sale or series of related Asset Sales for a total consideration in excess of $5 million, at least 75% of the consideration is received in cash (provided that the amount of any Senior Indebtedness of the Company or any Guarantor Senior Indebtedness of any Guarantor making such Asset Sale that is assumed by a transferee of the property or assets that are the subject of such Asset Sale in connection with such Asset Sale shall be deemed to be cash for purposes of this Section 4.9(ii)) and (iii) in the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $5 million, then the Company shall or shall cause the relevant Restricted Subsidiary to (A) within 12 months after the date Net Cash Proceeds so received exceed $5 million in any period of 12 consecutive months
(x) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, and, in the case of repayment of Senior Indebtedness arising under the Credit Agreement or other revolving credit facility, effect a permanent reduction in the commitments or availability under the Credit Agreement or such other facility or (y) invest an equal amount, or the amount not so applied pursuant to clause (x) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets that are used in a Hospitality-Related Business (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (B) apply (no later than the end of the 12-month period referred to in clause (A) above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (A) above) as provided in the following paragraphs of this Section 4.9. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                 If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

                 The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

                 (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.9 and that all Notes validly tendered will be accepted for payment on a pro rata basis;

                 (ii) the purchase price and the date of purchase (which shall be the date 20 Business Days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

                 (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                 (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

                 (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

                 (vi) that such Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment

       Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and

                 (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

                 On the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.9, the Trustee shall act as the Paying Agent.

                 The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 4.9 and the Company is required to repurchase Notes as described above.

                 Notwithstanding the provisions of the preceding paragraphs of this Section 4.9, the Company and its Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, upon receipt of (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction or (ii) in the case of a transaction or series of related transactions with an aggregate value of not more than $25 million that relates solely to Appraisable Assets or an entity that holds no material assets other than Appraisable Assets and engages in no material business other than the holding of Appraisable Assets, a certificate of a Qualified Appraiser as to the fair value of such Appraisable Assets), exchange all or a portion of its property, businesses or assets for property, businesses or assets that, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in a Hospitality-Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or cash equivalents; provided that (i) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default, (ii) a majority of the Independent Directors of the Company shall have approved a Board Resolution that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be, and (iii) any cash or cash equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the preceding paragraphs of this Section 4.9; and provided, further, that any Capital Stock of a Person received in an Asset Sale pursuant to this paragraph shall be owned directly by the Company or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person.

                 SECTION 4.10 Limitation on Other Subordinated Indebtedness. The Company will not Incur any Indebtedness that is both subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, and no Guarantor will Incur any Indebtedness that is both subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Guarantee of the Notes.

                 SECTION 4.11 Limitation on Line of Business. For so long as any of the Notes are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

                 SECTION 4.12 Repurchase of Notes upon a Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of his or her Notes by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph of this Section 4.12, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes as provided for in the succeeding paragraph of this Section 4.12 or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes as provided for in the succeeding paragraph of this Section 4.12. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this Section 4.12. Notwithstanding the foregoing, a third party may make the Change of Control Offer on behalf of the Company, provided such Change of Control Offer is made in the manner, at the times and otherwise in accordance with the requirements applicable to a Change of Control made by the Company and such third party purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

                 Within 30 days of the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

                 (i) that a Change of Control has occurred (and a brief description of the events resulting in such Change of Control), that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes validly tendered will be accepted for payment;

                 (ii) the purchase price and the date of purchase (which shall be the date 20 Business Days from the date such notice is mailed) (the "Change of Control Payment Date");

                 (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                 (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control of Payment Date;

                 (v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

                 (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and

                 (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

                 On or before the Change of Control Payment Date, the Company shall: (i) accept for payment Notes or portion thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

                 The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Notes under this Section 4.12.

                 If the Company is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes, then the Company will have breached this Section 4.12. This breach will constitute an Event of Default if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Company to repurchase Notes at the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.

                 SECTION 4.13 Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

                 SECTION 4.14 Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that neither the Company nor any such Restricted Subsidiary shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                 SECTION 4.15 Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

                 The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

                 SECTION 4.16 Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

                 SECTION 4.17 Compliance Certificates. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered on or before a date not more than 120 days of the end of each fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that he or she has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and of the Company's and its Restricted Subsidiaries' performance under this Indenture and that to the best of such officer's knowledge, based upon such review, the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

If he or she does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its nature and status thereof. The first certificate to be delivered pursuant to clause (a) of this
Section 4.17 shall be for the first fiscal quarter beginning after the execution of this Indenture.

                 (b) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.1 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                 (c) Within 90 days of the end of each of the Company's fiscal years, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

                 SECTION 4.18 Commission Reports and Reports to Holders. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, the Company will submit a copy of all such information with the Commission for public availability (unless the Commission will not accept such a submission) and file such information with the Trustee





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
and make such information available to investors and securities analysts who request it in writing.

                 SECTION 4.19 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the Principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

                 SECTION 5.1 When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person (other than a consolidation with or merger with or into a Wholly Owned Restricted Subsidiary that is a Guarantor and has a positive net worth); provided that, in connection with any such merger of the Company with such a Wholly Owned Restricted Subsidiary, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) nor permit any Person to merge with or into the Company unless:

                 (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;





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
                 (ii) immediately prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                 (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness); and

                 (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) of this Section 5.1) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.1 and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clauses (iii) and (iv) of this Section 5.1 do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                 SECTION 5.2 Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.1 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.





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
                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

                 SECTION 6.1 Events of Default. An "Event of Default" shall occur with respect to the Notes if:

                 (i) the Company defaults in the payment of the Principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                 (ii) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                 (iii) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture (other than those contained in Sections 10.1, 10.2 and 10.3) or under the Notes and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                 (iv)    there occurs with respect to any issue or issues of
       (A) Recourse Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount, in the aggregate for all such issues of all such Persons, of $10 million or more, whether such Indebtedness now exists or shall hereafter be created, or (B) Non-Recourse Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount, in the aggregate for all such issues of all such Persons, in excess of the greater of (x) $15 million or (y) 10% of the aggregate assets of the Company and its Restricted Subsidiaries, measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis, whether such Non-Recourse Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or a failure to pay such Indebtedness at its Stated Maturity, provided that with respect to both clause (A) and clause (B), such declaration and acceleration or such failure to pay, as the case may be, is not rescinded or cured within 10 days after the later of (I) the Closing Date and (II) the date of such declaration and acceleration or such failure to pay, and provided further that for purposes of calculating any amount pursuant to this Section 6.1(iv), the principal amount of the Vinings Indebtedness shall be zero if and so long as no Person shall have any right by law, contract, ownership of securities or otherwise, to exercise any default remedy under the Vinings Indebtedness or any related instrument, agreement or other document (collectively, the "Vinings Bond Documents"), to take any other action to enforce against any Person the obligation to pay any principal amount of, interest on or other amount payable in respect of, the Vinings Bond Documents or any Indebtedness or other Obligations created or evidenced thereby or to exercise any right to foreclose, draw or otherwise realize on any letter of credit, other credit enhancement, mortgage, pledge or other security for the Vinings Bond Documents or any such Indebtedness or other Obligations;

                 (v) any final judgment or order (other than that portion of a final judgment or order as to which a reputable insurance company has accepted full liability) for the payment of money in excess of $10 million (or, in the case of such a judgment in respect of Non-Recourse Indebtedness, in excess of the greater of (A) $15 million or (B) 10% of the aggregate assets of the Company and its Restricted Subsidiaries, measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis) in the aggregate for all such final judgments or orders shall be rendered against the Company or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million (or, in the case all such judgments are in respect of Non-Recourse Indebtedness, in excess of the greater of (A) $15 million or (B) 10% of the aggregate assets of the Company and its Restricted Subsidiaries, measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                 (vi) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the

       Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (vii) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
       (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

                 SECTION 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.1 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) (the "Acceleration Notice"), may, and the Trustee at the request of such Holders shall, declare the Principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such Principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (iv) of Section 6.1 shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(vi) or

(vii) of Section 6.1 occurs with respect to the Company, the Principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the Principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

                 SECTION 6.4 Waiver of Past Defaults. Subject to Sections 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Principal of, premium, if any, or interest on any Note as specified in clause
(i) or (ii) of Section 6.1 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                 SECTION 6.5 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes pursuant to this Section 6.5.

                 SECTION 6.6 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (i) the Holder gives the Trustee written notice of a continuing Event of Default;

                 (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes makes a written request to the Trustee to pursue the remedy;

                 (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                 (iv) the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

                 (v) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with such written request.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                 SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed on such Note, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.8 Collection Suit by Trustee. If an Event of Default in payment of Principal, premium or interest specified in clause (i) or
(ii) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor, or any other obligor of the Notes for the whole amount of Principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue Principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                 First:  to the Trustee for all amounts due under Section 7.7;

                 Second: to Holders for amounts then due and unpaid for Principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without

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       preference or priority of any kind, according to the amounts due and payable on such Notes for Principal, premium, if any, and interest, respectively; and

                 Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                 SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

                 SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.





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
                 SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN

                                    TRUSTEE

                 SECTION 7.1 General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

                 SECTION 7.2 Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

                 (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                 (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                 (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                 (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                 (vi) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 SECTION 7.3 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

                 (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                 (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                 SECTION 7.4 Trustee's Disclaimer. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall be responsible for any statement in the Notes other than its certificate of authentication.

                 SECTION 7.5 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the Principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                 SECTION 7.6 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall mail to each Holder as provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a).

                 SECTION 7.7 Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee without negligence or bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.





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
                 The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

                 To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, premium, if any, and interest on particular Notes.

                 If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (vi) or (vii) of Section 6.1, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                 SECTION 7.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                 The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10 of this Indenture; (ii) the Trustee is adjudged a bankrupt or an insolvent;
(iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section
7.8 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.7, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

                 If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligation under Section 7.7 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.





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
                 SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

                 SECTION 7.11 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need to be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                 SECTION 7.12 Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of Principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.


                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

                 SECTION 8.1 Termination of Company's Obligations. Except as otherwise provided in this Section 8.1, the Company and each Guarantor may terminate their respective obligations under the Notes, the Subsidiary Guarantees and this Indenture if:

                 (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.1 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                 (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay Principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                 With respect to the foregoing clause (i), the Company's obligations under Section 7.7 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.13, 4.1, 4.2, 7.7, 7.8, 8.4, 8.5 and 8.6 and the Guarantors'
obligations in Article Eleven shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.5 and 8.6 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Subsidiary Guarantees and this Indenture except for those surviving obligations specified above.

                 SECTION 8.2 Defeasance and Discharge of Indenture. Except as otherwise provided in this Section 8.2, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes (and each Guarantor will be discharged from any and all obligations in respect of the Subsidiary Guarantees) on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.2, and the provisions of this Indenture will no longer be in effect with respect to the Notes and the





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Subsidiary Guarantees, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, provided that the following conditions shall have been satisfied:

                 (A) with reference to this Section 8.2, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the Principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and Principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the Principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such Principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such Principal, premium, if any, and interest with respect to the Notes;

                 (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                 (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                 (D) the Company shall have delivered to the Trustee (i) either (x) an Opinion of Counsel directed to the Trustee to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in the applicable federal income tax law after the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in clause (x) above and (ii) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940,
       (y) the Holders have a valid first priority security interest in the trust funds subject to Section 7.7 and (z) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                 (E) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

                 (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.2 have been complied with.

                 Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(ii)(y) of this Section 8.2, none of the Company's or the Guarantors' obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.2, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.13, 4.1, 4.2, 7.7, 7.8, 8.5 and 8.6 and the
Guarantors' obligations in Article Eleven shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.5 and 8.6 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(i) of this Section
8.2 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.1, then the Company's obligations under such Section 4.1 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.2.

                 After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                 SECTION 8.3 Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in (x) clauses (iii) and (iv) of Section 5.1 (and clause (v) of Section 5.1 shall be interpreted not to require compliance of such clauses (iii) and (iv))and all of the covenants described under Sections 4.3 through 4.18, and (y) clause (iii) of Section 6.1 with respect to such clauses and covenants and clauses (iv) and
(v) of Section 6.1 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

                 (i) with reference to this Section 8.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the Principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and Principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the Principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such Principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such Principal, premium, if any, and interest with respect to the Notes;

                 (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                 (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                 (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

                 (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                 (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.3 have been complied with.

                 SECTION 8.4 Application of Trust Money. Subject to Section 8.6, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1, 8.2 or 8.3, as the case may be, and





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shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of Principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                 SECTION 8.5 Repayment to Company. Subject to Sections 7.7, 8.1, 8.2 and 8.3, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 SECTION 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.1, 8.2 or 8.3, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.2 or 8.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1, 8.2 or 8.3, as the case may be; provided that, if the Company has made any payment of Principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.





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                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                 SECTION 9.1 Without Consent of Holders. The Company when authorized by a resolution of its Board of Directors, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:

                 (i) cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

                 (ii)    comply with Article Five;

                 (iii) comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

                 (iv) evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                 (v) make any other change that does not materially and adversely affect the rights of any Holder.

                 SECTION 9.2   With Consent of Holders.  Subject to Sections
6.4 and 6.7 and without prior notice to the Holders, the Company when authorized by its Board of Directors (as evidenced by a Board Resolution), the Guarantors, and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

                 Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected, a modification, amendment or waiver, including a waiver pursuant to Section 6.4, may not:

                 (i) change the Stated Maturity of the Principal of, or any installment of interest on, any Note;

                 (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;





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
                 (iii) change the place or currency of payment of Principal of, premium, if any, or interest on, any Note;

                 (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) of any Note;

                 (v) reduce the percentage stated in this Section 9.2 in principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

                 (vi) waive a default in the payment of Principal of, premium, if any, or interest on the Notes;

                 (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

                 (viii) modify or change any provision of this Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the holders of the Notes; or

                 (ix) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

                 Notwithstanding anything to the contrary elsewhere in this Indenture, for so long as the Credit Agreement is in effect, no amendment under this Section 9.2 may (i) modify the subordination provision under Article Ten in a manner adverse to the holders of Indebtedness under the Credit Agreement,
(ii) change the definition of either Designated Senior Indebtedness or Senior Indebtedness, (iii) increase the rate of interest on the Notes, (iv) change the maturity date of the Notes to a date prior to May 15, 2006, (v) increase any Redemption Price or (vi) change the provisions of this Indenture relating to the events constituting an Event of Default under Section 6.1, or acceleration of the Notes under Section 6.2, may be effective unless the holders of a majority of the Senior Indebtedness then outstanding under the Credit Agreement shall have previously consented thereto in writing.

                 It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form





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of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                 Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                 SECTION 9.3 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, but any action that shall become





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
effective prior to the expiration of such 90 days shall remain effective thereafter.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses
(i) through (ix) of Section 9.2. In case of an amendment or waiver of the type described in clauses (i) through (ix) of Section 9.2, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

                 SECTION 9.4 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                 SECTION 9.5 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.6 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.





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                                  ARTICLE TEN

                                 SUBORDINATION

                 SECTION 10.1 Notes Subordinated to Senior Indebtedness. The Company, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of the Principal of and interest on the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the right of payment in full to all present and future Senior Indebtedness, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                 The provisions of this Article Ten are for the benefit of the holders of the Senior Indebtedness from time to time (and their successors and assigns) and shall be enforceable directly by them and their respective Representatives directly against the Company, each Guarantor, the Trustee and the Holders (and their successors and assigns). The provisions of this Article Ten shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until payment in the full of the Senior Indebtedness in cash or cash equivalents, and shall constitute a continuing and irrevocable offer to all Persons who become holders of, or continue to hold, Senior Indebtedness (whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes), each of which holders shall be deemed for the purposes hereof to have acquired Senior Indebtedness in reliance upon the provisions of this Article Ten. The provision of this Article Ten shall survive the commencement of any reorganization or other proceedings with respect to the Company, any Guarantor or any other Person and the discharge of any claim in connection with such Reorganization or other proceedings, including, without limitation, the discharge of any Senior Indebtedness or the Guarantee.

                 The holders of the Senior Indebtedness and their respective Representatives are hereby authorized to demand specific performance of the provisions of this Article Ten at any time when the Company, any Guarantor or any Holder shall have failed to comply with any provision of this Article Ten applicable to it, and the Company, each Guarantor, and each Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the holders of the Senior Indebtedness and their respective Representatives.





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
                 SECTION 10.2  No Payment on Notes in Certain Circumstances.
(a) No payment (by conversion, exchange, set-off or otherwise) shall be made by or on behalf of the Company on account of any Obligation or, to the extent the subordination thereof is permitted by applicable law, claim in respect of the Notes, including the Principal of, premium, if any, or interest on the Notes, or to redeem (or make a deposit in redemption of), defease (other than payments made by the Trustee pursuant to Article Eight with respect to a defeasance permitted by this Indenture, including the subordination provisions herein) or acquire any of the Notes for cash, property or securities (other than Junior Securities of the Company), (i) upon the maturity of the Designated Senior Indebtedness or any other Senior Indebtedness with an aggregate principal amount in excess of $1 million by lapse of time, acceleration or otherwise, unless and until all Principal of, premium, if any, and interest on such Senior Indebtedness and all other obligations in respect thereof shall first be paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived or (ii) in the event of default in payment of any Principal of, premium, if any, or interest on or any other amount payable in respect of the Designated Senior Indebtedness or any other Senior Indebtedness with an aggregate principal amount in excess of $1 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

                 (b) Upon the happening of a default (any event that, after notice or passage of time would be an event of default) or an event of default (any event that permits the holders of Senior Indebtedness or their representative or representatives immediately to accelerate its maturity) with respect to any Designated Senior Indebtedness, other than a default in payment of the Principal of, premium, if any, or interest on such Designated Senior Indebtedness, upon written notice of such default or event of default given to the Company and the Trustee by the holders of a majority of the principal amount outstanding of such Designated Senior Indebtedness or their representative or representatives or, if such default or event of default results from the acceleration of the Notes, immediately upon such acceleration, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by or on behalf of the Company with respect to any Obligation or claim in respect of the Notes, including the Principal of, premium, if any, or interest on the Notes or to redeem (or make a deposit in redemption of), defease or acquire any of the Notes for cash, property or securities (other than Junior Securities of the Company). Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such default or event of default exists has been declared due and payable in its entirety within 180 days after the date written notice of such default or event of default is delivered as set forth above or the date of such acceleration, as the case may be (the "Payment Blockage Period"), and such declaration or acceleration has not been rescinded, the Company shall be required then to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of such notices may be given; provided, however, that (i) during any 360 consecutive days, only one Payment Blockage Period shall commence and (ii) any such default or event of default that existed upon the commencement of a Payment Blockage Period may not be the basis for the commencement of any other Payment Blockage Period, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 (c) In the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment or distribution of assets of the Company from any source whether in cash, property or securities (other than Junior Securities of the Company), shall be received by the Trustee or the Holders on account of any Obligation or claim in respect of the Notes at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                 The Company shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.





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                 SECTION 10.3  Notes Subordinated to Prior Payment of All
Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or otherwise:

                 (a) the holders of all Senior Indebtedness would first be entitled to receive payment in full in cash or cash equivalents (or have such payment duly provided for) of the Principal, premium, if any, and interest payable in respect thereof before the Holders would be entitled to receive any payment on account of the Principal of, premium, if any, and interest on the Notes, in respect of the Redemption Price or Change of Control Payment or otherwise in respect of the Notes;

                 (b) any payment or distribution of assets of the Company of any kind or character, from any source, whether in cash, property or securities (other than Junior Securities of the Company) to which the Holders or the Trustee on behalf of the Holders would be entitled, except for the subordination provisions of this Article Ten, would be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company from any source, whether in cash, property or securities (other than Junior Securities of the Company), shall be received by the Trustee or the Holders on account of Principal of or interest on the Notes before all Senior Indebtedness is paid in full in cash or cash equivalents (or such payment is duly provided for), such payment or distribution (subject to the provision of Section 10.6 and 10.7) shall be held in trust by the Trustee or such Holders





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
for the benefit of the holders of the Senior Indebtedness, or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to the holders of such Senior Indebtedness, but only to the extent that as to any holder of Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a Representative therefor) notifies the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Senior Indebtedness.

                 The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

                 SECTION 10.4 Securityholders to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness (or provision made for its payment), the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, in cash or cash equivalents and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount





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
sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or cash equivalents.

                 SECTION 10.5 Obligations of the Company Unconditional. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article Ten or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Sections 8.1, 8.2 and 8.3, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceeding are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing in this Section 10.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                 Except as otherwise provided in this Section 10.5, in the event of any inconsistency between the provisions of this Article Ten, on the one part, and any other provision of this Indenture or any provision of the Notes, on the other part, the provisions of this Article Ten shall govern.

                 SECTION 10.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee shall have received, no later than three Business Days prior to such





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payment, written notice thereof from the Company or from one or more holders of
Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 8.1 and 8.2, shall be entitled in all respects conclusively to assume that no such fact exists.

                 SECTION 10.7 Application by Trustee of Assets Deposited with It. U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.1 shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not have been in contravention of any term or provision of any agreement creating or evidencing Senior Indebtedness and (ii) allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article Ten. Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of Principal of or interest on any Notes shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.4; provided, that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either Principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 10.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

                 SECTION 10.8 Subordination Rights Not Impaired by Acts or Omissions of the Company, any Guarantor, the Trustee or Holders of Senior Indebtedness. No act, or failure to act, of any holder of the Senior Indebtedness or their respective Representatives (including without limitation, any action referred to in this Section 10.8), the Company, any Guarantor, the Trustee, any Holder or any other Person with the terms, covenants or the provisions of this Article Ten (regardless of any knowledge thereof which any such holder of the Senior Indebtedness may have or otherwise be charged with) or any Reorganization or similar proceeding with respect to the Company or any Guarantor, shall affect the provisions of this Article Ten, the obligations owed by the Company, any Guarantor, the Trustee or any Holder to the holders of the Senior Indebtedness under this Article Ten or the rights of any holder of Senior Indebtedness under this Article Ten.





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                 The Company, each Guarantor, the Trustee and each Holder each hereby agrees that the taking of any of the following actions, with or without notice, by the holders of the Senior Indebtedness and their respective Representatives, will not in any way affect the provisions of this Article Ten:
(i) changing the manner, place or terms of payment or extending the time of payment of, or renewing or altering, any agreement or instrument creating, evidencing or governing any Senior Indebtedness (including under the Revolving Credit Facility), or consenting to any amendment or change of any terms of any such agreement or instrument, each as amended from time to time; (ii) granting extensions or renewals of any such agreement or instrument and any other indulgence with respect thereto, or effecting any release, compromise or settlement with respect thereto; (iii) releasing any Person liable in any manner for the payment or collection of any Senior Indebtedness; (iv) substituting, exchanging or releasing or otherwise disposing of any item of security at any time securing any Senior Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of security released; (v) exercising or refraining from exercising any rights or remedies against the Company, any Guarantor or any other Person; and
(vi) taking any other action, or refraining from taking any action, that, in the absence of authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting, any of the provisions of this Article Ten.

                 SECTION 10.9 Securityholders Authorize Trustee to Effectuate Subordination of Notes. Each Holder of the Notes by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article Ten and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his or her attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or any Reorganization or similar preceding with respect to the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his or her Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their respective Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their respective Representatives to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their respective Representatives to vote in respect of the claim of any Securityholder in any such proceeding.

                 SECTION 10.10 Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                 SECTION 10.11 Article Ten Not to Prevent Events of Default. The failure to make a payment on account of Principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Notes.

                 SECTION 10.12 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise. Nothing in this Section 10.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                 SECTION 10.13 No Security for Notes or Subsidiary Guarantee. For so long as the Credit Agreement is in effect, none of the Company, the Guarantors and the other Subsidiaries of the Company shall give, and the Trustee and each Holder shall not demand, accept or receive from any of the Company, any Guarantor, any other Subsidiary of the Company or any other Person, any security, direct or indirect, for any Notes or any Subsidiary Guarantee, unless in any such case the holder of a majority of the Senior Indebtedness then outstanding under the Credit Agreement shall have previously consented thereto in writing.

                 SECTION 10.14 No Action by Guarantors or Other Subsidiaries. No payment, distribution, purchase or other action may be taken by any Guarantor or other Subsidiary of the Company with respect to the Notes or the Subsidiary Guarantees if the Company would be prohibited by this Article Ten from taking such action.

                 SECTION 10.15 Indefeasible Payment. To the extent any payment of the Senior Indebtedness (whether by or on behalf of the Company, any Guarantor, other Subsidiary of the Company or any other Person, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential and is for this or any other reason set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, solely for the purpose of this Article Ten, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.


                                 ARTICLE ELEVEN

                             SUBSIDIARY GUARANTEES

                 SECTION 11.1 Subsidiary Guarantees. Subject to the provisions of this Article Eleven, each Guarantor from time to time hereby jointly and severally, fully and unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the Principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at the maturity, by acceleration, redemption or otherwise, and interest on the overdue Principal of and interest and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under any Subsidiary Guarantee will be paid. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to
Section 6.2 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under each Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the company. Each Guarantor hereby further agrees that its Obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, legality or enforceability of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of each Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance by the Company of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor any amount paid by any such entity to the Trustee or such Holder, each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor hereby acknowledges and agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations under this Indenture and the Notes may be accelerated as provided in Article 6 hereof for purposes of the Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of such Obligations under this Indenture and the Notes as provided in Article 6 hereof, such Obligations

(whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of such Subsidiary Guarantee.

                 Each Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that any Guarantor would have against the Company at any time as a result of any payment in respect of the Subsidiary Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise).

                 SECTION 11.2 Subordination of Subsidiary Guarantees. Each Guarantor's Obligations under its Subsidiary Guarantee shall be junior and subordinated in right of payment to any Guarantor Senior Indebtedness of such Guarantor in the same manner and to the same extent as the Notes are subordinated to Senior Indebtedness of the Company pursuant to Article Ten and the provisions of Article Ten and any terms defined therein or incorporated by reference into such defined terms will apply to the Subsidiary Guarantee as if references in Article Ten to the "Note(s)", the "Company", "Senior Indebtedness", "Designated Senior Indebtedness" and "this Article Ten" are references to such "Subsidiary Guarantee", such "Guarantor", such Guarantor's "Guarantor Senior Indebtedness", such Guarantor's "Guarantor Designated Senior Indebtedness" and "Article Ten as read to apply to each Guarantor's Subsidiary Guarantee pursuant to this Section 11.2", respectively, except that reference in Section 10.5 to "the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms", or any words of similar meaning, are references to "such Guarantor's Obligations under its Subsidiary Guarantee". Any notice of a default or event of default given to the Trustee in respect of Designated Senior Indebtedness pursuant to Section 10.2(b) shall be deemed to be a notice a default or event of default given to the Trustee in respect of such Guarantor's Guarantor Designated Senior Indebtedness and any notice of a default or event of default given to the Trustee in respect of such Guarantor's Guarantor Designated Senior Indebtedness pursuant to this Section 11.2 shall be deemed to be a notice of a default or event of default given to the Trustee in respect of Designated Senior Indebtedness.

                 In the event of a conflict between the provisions of Section 10.2(b) and the provisions of Section 10.2(b) as read to apply to the Guarantor's Subsidiary Guarantee pursuant to this Section 11.2, the provisions of Section 10.2(b) shall apply and govern this Indenture.

                 SECTION 11.3  Limits of Subsidiary Guarantees.
Notwithstanding anything to the contrary in this Article Eleven, each Guarantor's liability will be that amount from time to time equal to the aggregate amount of the Obligations guaranteed under this Indenture, but shall be limited to the lesser of (i) the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law; or (ii) the maximum amount that would not render such Guarantor's Subsidiary Guarantee an improper corporate distribution by such Guarantor under state law. In addition, such Guarantor's Subsidiary Guarantee will cease to be effective if and to the extent that prior to the date it is probable to be called upon, such Guarantor would be required to reflect the amount of its Subsidiary Guarantee on the face of its balance sheet under GAAP and to do so would prevent such Guarantor from distributing to the Company amounts sufficient to pay Principal of, premium, if any, or interest on the Notes when due.

                 SECTION 11.4 Release of a Guarantor. In the event of a sale, exchange or transfer, to any Person not an Affiliate of the Company, of (i) all of the Capital Stock owned by the Company or any Subsidiary of the Company of, or (ii) all or substantially all the assets of, a Guarantor (which sale, exchange or transfer is not prohibited by this Indenture or is effected pursuant to the foreclosure or other enforcement (effected in accordance with any applicable law) of any lien, pledge or other security interest securing the payment of any Senior Indebtedness or Guarantor Senior Indebtedness), such Guarantor will be automatically and unconditionally released and discharged of any obligations as a Guarantor under this Indenture, and shall thereafter not be a "Guarantor" under this Indenture. The Trustee shall deliver an appropriate instrument evidencing any such release under this Section 11.4 upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.4.


                                 ARTICLE TWELVE

                                 MISCELLANEOUS

                 SECTION 12.1 Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

                 SECTION 12.2 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                 if to the Company or any Guarantor:

                         Wyndham Hotel Corporation
                         2001 Bryan Street, Suite 2300
                         Dallas, Texas 75201
                         Attention:  General Counsel

                 if to the Trustee:

                         Bank One, Columbus, N.A.
                         100 East Broad Street, 8th Floor
                         Columbus, OH 43271-0181
                         Attention:  Corporate Trust Administration

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Holder shall be mailed to him or her at his or her address as it appears on the Security Register by first class mail and shall be sufficiently given to him or her if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.2, it is duly given, whether or not the addressee receives it.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 SECTION 12.3 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                 SECTION 12.4 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                 (iii) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                 SECTION 12.5 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                 SECTION 12.6 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of Principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

                 SECTION 12.7 Governing Law. The laws of the State of New York shall govern this Indenture and the Notes. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

                 SECTION 12.8 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 SECTION 12.9 No Recourse Against Others. No recourse for the payment of the Principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future stockholder, officer, director, employee or controlling person, as such, of the Company, any of its Subsidiaries or of any predecessor or successor Person, either directly or through the Company, any of its Subsidiaries or any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                 SECTION 12.10 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 12.11 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 SECTION 12.12 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 12.13 Table of Contents and Headings. The Table of Contents and headings of the Article and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                           WYNDHAM HOTEL CORPORATION
                             as Issuer


                           By: /s/ JAMES D. CARREKER
                              --------------------------------------------
                              Name:  James D. Carreker
                              Title: President and Chief Executive Officer


                           WYNDHAM MANAGEMENT CORPORATION
                             as Guarantor


                           By: /s/ JAMES D. CARREKER
                              --------------------------------------------
                              Name:  James D. Carreker
                              Title: President


                           GHALP CORPORATION
                             as Guarantor


                           By: /s/ JAMES D. CARREKER
                              --------------------------------------------
                              Name:  James D. Carreker
                              Title: President



                           WYNDHAM IP CORPORATION
                             as Guarantor


                           By: /s/ JAMES D. CARREKER
                              --------------------------------------------
                              Name:  James D. Carreker
                              Title: President


                           WH INTEREST, INC.
                             as Guarantor


                           By: /s/ JAMES D. CARREKER
                              --------------------------------------------
                              Name:  James D. Carreker
                              Title: President

                    ROSE HALL ASSOCIATES LIMITED
                     PARTNERSHIP as Guarantor


                    By:  WHC CARIBBEAN LIMITED,
                         its General Partner


                           By: /s/ SUSAN T. GROENTEMAN
                              ------------------------------------
                              Name:  Susan T. Groenteman
                              Title: Director


                           By: /s/ VINCENT CUCCI
                              ------------------------------------
                              Name:  Vincent Cucci
                              Title: Secretary and General Manager

                              [SEAL]



                    WHC CARIBBEAN LIMITED
                        as Guarantor


                    By: /s/ SUSAN T. GROENTEMAN
                        ------------------------------------------
                        Name:  Susan T. Groenteman
                        Title: Director


                    By: /s/ VINCENT CUCCI
                        ------------------------------------------
                        Name:  Vincent Cucci
                        Title: Secretary and General Manager

                        [SEAL]


                    WATERFRONT MANAGEMENT CORPORATION
                      as Guarantor

                    By: /s/ JAMES D. CARREKER
                        ------------------------------------------
                        Name:  James D. Carreker
                        Title: President


                    WHCMB, INC.
                     as Guarantor

                    By: /s/ JAMES D. CARREKER
                        --------------------------------------------
                        Name:  James D. Carreker
                        Title: President

                           WYNDHAM HOTELS & RESORTS (ARUBA)
                             N.V. as Guarantor

                           By: /s/ JAMES D. CARREKER
                              ---------------------------------------
                               Name:  James D. Carreker
                               Title: President and Managing Director


                           WHC VININGS CORPORATION
                             as Guarantor


                           By: /s/ JAMES D. CARREKER
                              ---------------------------------------
                               Name:  James D. Carreker
                               Title: President



                           XERXES LIMITED
                             as Guarantor


                           By: /s/ JAMES D. CARREKER
                              ---------------------------------------
                               Name:  James D. Carreker
                               Title: Director


                           By: /s/ ELISE TURNER
                              ---------------------------------------
                               Name:  Elise Turner
                               Title: Secretary


                           BANK ONE, COLUMBUS, N.A.
                            as Trustee


                           By: /s/ TED KRAVITS
                              ---------------------------
                               Name:   Ted Kravits
                               Title:  Authorized Signer

                                                                      EXHIBIT A


                                [FACE OF NOTE]



CUSIP No. 983100AA6                                             $100,000,000


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



                           WYNDHAM HOTEL CORPORATION

                   10 1/2% Senior Subordinated Note due 2006


             WYNDHAM HOTEL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of One Hundred Million Dollars on May 15, 2006, in the coin or currency of the United States, and to pay interest, semi-annually on May 15 and November 15 of each year (each, an "Interest Payment Date") commencing November 15, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the Interest Payment Date, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on these Notes, in which case from May 24, 1996, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after May 1 or November 1 (each, a "Regular Record Date"), as the case may be, and before the following Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these Notes, from May 24, 1996. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date, as the case may be, next preceding such Interest Payment Date, whether or not such day is a Business Day.

             Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

             This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.


             IN WITNESS WHEREOF, WYNDHAM HOTEL CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

(SEAL)                                WYNDHAM HOTEL CORPORATION


                                      By
                                        -----------------------------


                                      By
                                        -----------------------------

Attest:


--------------------

                     CERTIFICATE OF AUTHENTICATION


             This is one of the 10 1/2% Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

Dated:                                         Bank One, Columbus, N.A.,
                                                  as Trustee


                                               By
                                                  ----------------------
                                                   Authorized Signatory

                               [REVERSE OF NOTE]


                           WYNDHAM HOTEL CORPORATION

                   10 1/2% Senior Subordinated Note due 2006


1.  Indenture.

             This Note is one of a duly authorized issue of 10 1/2% Senior Subordinated Notes due 2006 of the Company (hereinafter called the "Notes"), all issued or to be issued under and pursuant to an indenture dated as of May 24, 1996 (herein called the "Indenture"), duly executed and delivered by the Company and certain Subsidiaries of the Company, as Guarantors, to Bank One, Columbus, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. The Notes are limited in aggregate principal amount to $100,000,000, except as provided in the Indenture.

2.  Defined Terms.

             Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

3.  Interest; Payment Dates.

             Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

4.  Form and Denomination.

             The Notes are issuable initially only in global registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but, without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

5.  Transfer and Exchange.

             Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

6.  Optional Redemption.

             The Notes may be redeemed, at the Company's option, in whole or in part, at any time on or after May 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing May 15 of the years set forth below:


                  Year                                Redemption Price
                  ----                                ----------------
          2001                                            105.250%
          2002                                            103.500%
          2003                                            101.750%
          2004 and thereafter                             100.000%

             Any such redemption will comply with the Indenture.

             Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called or redemption, unless the Company defaults in the payment of the Redemption Price.





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
7.  Restrictive Covenants.

             The Indenture imposes certain limitations on the ability of the Company, its Restricted Subsidiaries and the Guarantors, among other things, to Incur additional Indebtedness, make Restricted Payments, make Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

8.  Repurchase upon a Change of Control.

             Upon the occurrence of a Change of Control, as defined in the Indenture, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "Change of Control Payment").

             A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

9.  Default and Remedies.

             In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

10. Amendments, Supplements and Waivers.

             Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

11. Subordination.

             The Company, for itself and its successors, and each Holder, by accepting the Notes, agrees that the payment of the principal of and interest on the Notes is subordinated, to the extent and in the manner provided in the Indenture, to the right of payment in full of all present and future Senior Indebtedness, and that the subordination provisions in the Indenture are for the benefit of the holders of Senior Indebtedness.

12. Subsidiary Guarantees.

             Each Guarantor from time to time jointly and severally, fully and unconditionally Guarantees the prompt payment when due of the Principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, and the payment of any and all costs and expense incurred by the Trustee or any Holder in enforcing any rights under any Subsidiary Guarantee, to the extent and in the manner provided in the Indenture. Each Guarantor's liability is limited to the lesser of (a) the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law or (b) the maximum amount that would not render such Guarantor's Subsidiary Guarantee an improper corporate distribution by such Guarantor under state law. In addition, the Subsidiary Guarantee will cease to be effective if and to the extent that prior to the date it is probable to be called upon, the Guarantor would be required to reflect the amount of such Subsidiary Guarantee on the face of its balance sheet under GAAP and to do so would prevent the Guarantor from distributing to the Company amounts sufficient to pay Principal of, premium, if any, or interest on the Notes when due.

             To the extent and in the manner provided in the Indenture, each Guarantor's Obligations under its Subsidiary Guarantee shall be junior and subordinated in right of payment to any Guarantor Senior Indebtedness of such Guarantor to the same extent as the Notes are subordinated to Senior Indebtedness of the Company pursuant to the Indenture.

13. Holder Treated as Owner.

             The Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and none of the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee shall be affected by any notice to the contrary.

14. No Recourse Against Others.

             No recourse for the payment of the Principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future stockholder, officer, director, employee or controlling person, as such, of the Company or of any predecessor or successor Person, either directly or through the Company or any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

15. Obligations Absolute.

             No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of, premium, if any, and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

------------------------------------------------------------
the within Note and all rights thereunder, hereby

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irrevocably constituting and appointing such person attorney

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to transfer such Note on the books of the Issuer, with full

------------------------------------------------------------
power of substitution in the premises.


Dated:
      --------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.